Exhibit 10.2

AMENDMENT NO. 1 TO

LOAN AGREEMENT

BY AND AMONG

HERITAGE DISTILLING HOLDING COMPANY, INC., as Holdings

HERITAGE DISTILLING COMPANY, INC., as Borrower

SILVERPEAK CREDIT PARTNERS, LP as Agent for the Lenders

and

THE LENDERS PARTY HERETO

THIS AMENDMENT NO. 1 TO LOAN AGREEMENT (this “Amendment No. 1”) is made and entered into by and among SILVERPEAK CREDIT PARTNERS, LP, a Delaware limited partnership as Agent for the Lenders (in such capacity, and together with any successor agent, the “Agent”), the financial institutions and other institutional investors from time to time party hereto as lenders (the “Lenders”), HERITAGE DISTILLING COMPANY, INC., a Washington corporation, as borrower (the “Borrower”), and HERITAGE DISTILLING HOLDING COMPANY, INC., a Delaware corporation, as holdings (“Holdings”). Holdings, Borrower, Agent, and Lender are herein referred to collectively as “the Parties.” Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement by and among the Parties dated March 29, 2021 (the “Loan Agreement”). The Loan Agreement, the Terms Schedule, the Definitions Schedule, and all schedules, exhibits, and the Perfection Certificate annexed to the Loan Agreement are incorporated herein and made a part hereof.

WHEREAS, the Parties entered into the Loan Agreement and now desire to make certain changes to the Loan Agreement as set forth herein.

NOW THEREFORE, for and in consideration of the terms and conditions hereof, the Loan Agreement is hereby amended as follows:

1. The Parties agree that the effective date of this Amendment No. 1 shall be September 9, 2021 (the “Effective Date”).

2. The Parties agree and acknowledge that all applicable payments with respect to any of the Obligations of Borrower and Holdings are current as of the Effective Date and that there are no other payments due to Agent or Lenders as of the Effective Date, other than future payments under the Loan Agreement, as amended hereby.

3. Section 1.1(b) of the Loan Agreement is amended in its entirety to read as follows:

1.1 Term Loan.

(b) Subject to the satisfaction or waiver by the Agent of each of the Incremental Closing Conditions, the Lenders agree to make a loan in one (1) drawing in an aggregate principal amount not to exceed $2,000,000 to the Borrower (the“Incremental Term Loan”) on the Incremental Closing Date in an amount, as to each Lender, equal to such Lender’s Commitment.

4. Section 5.(a) of the Terms Schedule is amended in its entirety to read as follows:

5. Fees and Expenses (§1.4):

(a) The Borrower shall pay to the Agent, for distribution to the Agent and the Lenders, in Agent’s sole discretion, the following fees: (i) (A) a closing and origination fee in the amount of $315,000 to be fully earned and payable concurrently with the funding of the Initial Term Loan on the Closing Date, (B) a closing and origination fee in the amount of $60,000 to be fully earned and payable concurrently with the funding of the Incremental Term Loan on the Incremental Closing Date, and (C) a closing and origination fee in the amount of $90,000 to be fully earned and payable concurrently with the funding of the Delayed Draw Term Loan on the Delayed Draw Closing Date, (ii) a $25,000 per annum administrative fee, to be fully earned and payable in advance on the Closing Date and on each anniversary thereof after the Closing Date, (iii) an exit fee in the amount of (x) 8.50% of the aggregate principal amount of Term Loans borrowed pursuant to this Agreement, to be fully earned on the Closing Date and payable upon the Termination Date (or such earlier date on which the Obligations are repaid in their entirety) plus (y) upon the receipt of BSB Sale Proceeds in an aggregate amount in excess of $30,000,000 (if any) upon the consummation of one or more BSB Sale Transactions, five percent (5.00%) of such aggregate BSB Sale Proceeds in excess of $30,000,000; provided, the exit fee payable under this clause (iii) shall in no event exceed $5,500,000 in the aggregate. Notwithstanding anything to the contrary in any of the Loan Documents, the obligations of Holdings and each other Obligor with respect to the exit fee set forth in clause (iii)(y) of this Item 5 shall survive the termination of this Agreement and payment in full of the Obligations. All fees paid pursuant to the terms of the Loan Documents shall be non-refundable once paid.

5. Annex A to the Definitions Schedule is amended in its entirety to read as follows:

Lender	Initial Term Loan	Incremental Term Loan Commitment Amount	Delayed Draw Term Loan
Silverpeak Special Situations Lending LP	$10,500,000	$2,000,000	$2,500,000
Total:	$10,500,000	$2,000,000	$2,500,000

Except as specifically set forth in this Amendment No. 1, all of the terms and provisions of the Loan Agreement shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this instrument to be effective as of the Effective Date set forth above.

HOLDINGS:		AGENT:

HERITAGE DISTILLING HOLDING COMPANY, INC.		SILVERPEAK CREDIT PARTNERS, LP

By:	/s/ Justin Stiefel	By:	/s/ Vaibhav Kumar
Name:	Justin Stiefel	Name:	Vaibhav Kumar
Title:	Chief Executive Officer and Treasurer	Title:	Partner

BORROWER:		LENDER:

HERITAGE DISTILLING COMPANY, INC.		SILVERPEAK SPECIAL SITUATIONS LENDING LP

By:	/s/ Justin Stiefel	By:	/s/ Vaibhav Kumar
Name:	Justin Stiefel	Name:	Vaibhav Kumar
Title:	Chief Executive Officer and Treasurer	Title:	Partner

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